--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: AUGUST 12, 2002
                (DATE OF EARLIEST EVENT REPORTED: JULY 16, 2002)

                         COMMISSION FILE NUMBER 1-11680

                             ---------------------

                         EL PASO ENERGY PARTNERS, L.P.
             (Exact name of Registrant as Specified in its Charter)

                   DELAWARE                                      76-0396023
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

               EL PASO BUILDING                                    77002
            1001 LOUISIANA STREET                                (Zip Code)
                HOUSTON, TEXAS
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (713) 420-2600

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 16, 2002, we entered into a letter of intent with El Paso Corporation, the indirect parent of our general partner, regarding our proposed acquisition of a package of midstream assets, referred to as the San Juan assets. The purchase price is $782 million, subject to adjustments primarily for working capital and capital expenditures. The San Juan assets include gathering, compression and treating assets located in the San Juan Basin of New Mexico, offshore oil and natural gas pipelines located in the Gulf of Mexico and NGL assets located in Texas. The following is a description of the San Juan assets.

     The assets located in the San Juan Basin include:

     - approximately 5,300 miles of natural gas gathering pipelines, known as the San Juan gathering system, with capacity of over 1.1 Bcf/d, connected to approximately 9,500 wells producing natural gas from the San Juan Basin located in northwest New Mexico and southwest Colorado;

     - approximately 250,000 horsepower of compression;

     - the 58 MMcf/d Rattlesnake CO(2) treating facility;

     - a 50% interest in Coyote Gas Treating, L.L.C., the owner of a 250 MMcf/d treating facility; and

     - the remaining interests in the Chaco cryogenic natural gas processing plant we do not already own and the price risk management positions related to this facility's operations.

     The offshore assets include:

     - The Typhoon gas pipeline, a 35-mile, 20-inch natural gas pipeline originating on the Chevron/BHP "Typhoon" platform in the Green Canyon area of the Gulf of Mexico and extending to the ANR Patterson System in Eugene Island Block 371; and

     - The Typhoon oil pipeline, a 16-mile, 12-inch oil pipeline originating on the Chevron/BHP "Typhoon" platform and extending to a platform in Green Canyon Block 19 with onshore access through various oil pipelines.

     The Texas NGL assets include:

     - a 230-mile, 8-inch pipeline with capacity of approximately 35 MBbls/d extending from Corpus Christi to Pasadena, which is currently out of service;

     - a 162-mile, 4-inch to 6-inch propane pipeline extending from Corpus Christi to McAllen and the Hidalgo truck terminal facilities;

     - the Markham butane shuttle, a 138-mile, 8-inch pipeline with capacity of approximately 20 MBbls/d running between Corpus Christi and leased storage facilities at Markham with a capacity of approximately 3.8 MMBbls;

     - a 49-mile, 6-inch pipeline with capacity of approximately 15 MBbls/d extending from Almeda to Texas City and the Texas City terminal; and

     - the Almeda fractionator, a 24 MBbls/d fractionator consisting of two trains and related leased storage facilities of approximately 9.8 MMBbls.

     The parties' obligations under the letter of intent are subject to the satisfaction of specified conditions, including negotiating and executing definitive agreements, obtaining Hart-Scott-Rodino and other third-party approvals and consents, obtaining satisfactory results from ongoing due diligence and financing satisfactory to us. We expect to finance our acquisition of the San Juan assets through long-term debt and equity financing.

     In addition, we entered into the letter of intent for this acquisition transaction only after completing a thorough evaluation, including using evaluation procedures that we specifically implemented to analyze transactions with related parties. Our Special Conflicts Committee, which is comprised solely of independent directors, evaluated the transaction. Among other things, it engaged and consulted with independent legal and financial advisors. After determining that the transaction was fair and in our best interest, the members of the Special Conflicts Committee unanimously approved the transaction and recommended that the full board of directors of our general partner approve the transaction. The members of the full board of directors reviewed the transaction, determined it was fair and in our best interest and unanimously approved it.
---------------

As generally used in the energy industry and in this document, the following terms have the following meanings:

/d      = per day
Bbl     = barrel
BBtu    = billion British thermal units
Bcf     = billion cubic feet
Dth     = dekatherm
MBbls   = thousand barrels
Mcf     = thousand cubic feet
MDth    = thousand dekatherms
MMBbls  = million barrels
MMBtu   = million British thermal units
MMcf    = million cubic feet
MMDth   = million dekatherms

   When we refer to natural gas and oil in "equivalents," we are doing so to compare quantities of oil with quantities of natural gas or to express these different commodities in a common unit. In calculating equivalents, we use a generally recognized standard in which one Bbl of oil is equal to six Mcf of natural gas. Also, when we refer to cubic feet measurements, all measurements are at 14.73 pounds per square inch.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of the businesses acquired.

     The audited combined financial statements of El Paso Field Services San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline, and Coastal Liquids Partners NGL Business for the years ended December 31, 2001, 2000 and 1999 are included below. Also included are the unaudited combined financial statements for these businesses for the three months ended March 31, 2002 and 2001. These financial statements include all the assets expected to be acquired in the San Juan acquisition for all periods presented, except as discussed below.

     Development and construction of the Typhoon Gas Pipeline began in February 2000, and was completed in August 2001. Development and construction of the Typhoon Oil Pipeline began in March 2000, and was completed in July 2001. Neither pipeline was operated prior to its being placed in service in 2001 and costs incurred in connection with their construction were capitalized.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                         COMBINED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                      AND
                    UNAUDITED COMBINED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 2002         2001       2000
                                                              -----------   --------   --------
                                                              (UNAUDITED)
                                            ASSETS
Current assets
  Accounts receivable
     Trade, net of allowance of $2,415, $2,298 and $1,692...   $ 55,458     $ 35,789   $ 40,625
     Affiliates.............................................      6,387        2,742      4,061
  Natural gas imbalance receivable..........................      2,089        9,395      5,055
  Other current assets......................................        878        2,687         --
                                                               --------     --------   --------
          Total current assets..............................     64,812       50,613     49,741
Property, plant and equipment, net..........................    413,024      410,770    355,619
Investment in unconsolidated affiliate......................      2,947        3,017      3,340
Investment in transportation agreements.....................     16,825       17,121      2,000
                                                               --------     --------   --------
          Total assets......................................   $497,608     $481,521   $410,700
                                                               ========     ========   ========

                            LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities
  Accounts payable
     Trade..................................................   $ 22,584     $ 20,283   $  5,227
     Affiliates.............................................      7,832        8,968     12,330
  Natural gas imbalance payable.............................      4,058       15,268     23,723
  Other current liabilities.................................      9,936        8,996        852
                                                               --------     --------   --------
          Total current liabilities.........................     44,410       53,515     42,132
  Deferred revenue from processing agreement................    118,910      120,406         --
  Other noncurrent liabilities..............................      7,788        9,149      8,668
                                                               --------     --------   --------
          Total liabilities.................................    171,108      183,070     50,800
                                                               --------     --------   --------

Commitments and contingencies
Accumulated other comprehensive income......................     (1,142)       2,355         --
Owners' investment..........................................    327,642      296,096    359,900
                                                               --------     --------   --------
          Total owners' net investment......................    326,500      298,451    359,900
                                                               --------     --------   --------
          Total liabilities and owners' net investment......   $497,608     $481,521   $410,700
                                                               ========     ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                            THREE MONTHS ENDED
                                                 MARCH 31,           YEAR ENDED DECEMBER 31,
                                            -------------------   ------------------------------
                                              2002       2001       2001       2000       1999
                                            --------   --------   --------   --------   --------
                                                (UNAUDITED)
Operating revenues
  Gathering and processing................  $94,683    $77,045    $308,666   $202,048   $146,088
  Liquid transportation and
     fractionation........................    2,259      3,236      16,330     13,784     14,021
                                            -------    -------    --------   --------   --------
                                             96,942     80,281     324,996    215,832    160,109
                                            -------    -------    --------   --------   --------
Operating expenses
  Cost of natural gas and oil.............   68,039     18,708     140,924     51,472     26,271
  Operation and maintenance...............   13,226     12,547      57,687     57,575     57,477
  Depreciation and amortization...........    6,035      5,221      22,651     24,825     18,376
  Taxes other than income.................      839        840       3,485      3,587      3,133
                                            -------    -------    --------   --------   --------
                                             88,139     37,316     224,747    137,459    105,257
                                            -------    -------    --------   --------   --------

Operating income..........................    8,803     42,965     100,249     78,373     54,852

Earnings (loss)from unconsolidated
  affiliate...............................      (70)       267       2,177      1,475        700
Net gain on sale of assets................       --         --          --        759        352
                                            -------    -------    --------   --------   --------
Earnings before income taxes..............    8,733     43,232     102,426     80,607     55,904
Income tax expense........................       92         --          23         --     21,660
                                            -------    -------    --------   --------   --------
Net income................................  $ 8,641    $43,232    $102,403   $ 80,607   $ 34,244
                                            =======    =======    ========   ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           THREE MONTHS ENDED
                                                MARCH 31,                 DECEMBER 31,
                                           -------------------   -------------------------------
                                             2002       2001       2001        2000       1999
                                           --------   --------   ---------   --------   --------
                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...............................  $  8,641   $ 43,232   $ 102,403   $ 80,607   $ 34,244
Adjustments to reconcile net income to
  cash provided by operating activities
  Depreciation and amortization..........     6,035      5,221      22,651     24,825     18,376
  Net gain on sale of assets.............        --         --          --       (759)      (352)
  Deferred income tax (benefit)
     expense.............................      (114)        --        (114)        --      5,937
Distributed earnings of unconsolidated
  affiliate
  (Earnings) loss from unconsolidated
     affiliate...........................        70       (267)     (2,177)    (1,475)      (700)
  Distributions from unconsolidated
     affiliate...........................        --         --       2,500      1,000         --
  Working capital changes:
     (Increase) decrease in accounts
       receivable........................   (23,314)      (166)      6,155    (24,722)    (3,215)
     (Increase) decrease in natural gas
       imbalance receivable..............     7,306      3,763      (4,340)    (1,063)    (3,056)
     (Decrease) increase in accounts
       payable and other current
       liabilities.......................       964     (7,698)     19,838     11,839      2,445
     (Decrease) increase in natural gas
       imbalance payable.................   (11,210)   (16,481)     (8,455)    15,261      1,960
     Increase in other current assets....      (433)      (541)       (218)        --         --
  Non-working capital changes:
     Net change in noncurrent
       liabilities.......................    (2,857)       764     120,887     (4,693)     8,630
                                           --------   --------   ---------   --------   --------
          Net cash provided by (used in)
            operating activities.........   (14,912)    27,827     259,130    100,820     64,269
                                           --------   --------   ---------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures.....................    (7,993)   (12,992)    (77,523)   (54,456)   (26,694)
Proceeds from the sale of property, plant
  and equipment..........................        --         --          --        490        426
Investment in transportation agreement...        --         --     (15,400)    (2,000)        --
                                           --------   --------   ---------   --------   --------
          Net cash used in investing
            activities...................    (7,993)   (12,992)    (92,923)   (55,966)   (26,268)
                                           --------   --------   ---------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash (distributions to) contributions
  from owners............................    22,905    (14,835)   (166,207)   (44,854)   (38,001)
                                           --------   --------   ---------   --------   --------
          Net cash provided by (used in)
            financing activities.........    22,905    (14,835)   (166,207)   (44,854)   (38,001)
                                           --------   --------   ---------   --------   --------
Net change in cash and cash
  equivalents............................        --         --          --         --         --
Cash and cash equivalents
  Beginning of period....................        --         --          --         --         --
                                           --------   --------   ---------   --------   --------
  End of period..........................  $     --   $     --   $      --   $     --   $     --
                                           ========   ========   =========   ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                 COMBINED STATEMENTS OF OWNERS' NET INVESTMENT
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                   MARCH 31,    -------------------------------
                                                     2002         2001        2000       1999
                                                  -----------   ---------   --------   --------
                                                  (UNAUDITED)
Owners' investment
  Balance at beginning of period................   $296,096     $ 359,900   $263,834   $267,591
  Net income....................................      8,641       102,403     80,607     34,244
  Net cash (distributions to) contributions from
     owners.....................................     22,905      (166,207)   (44,854)   (38,001)
  Assumption of income tax obligations..........         --            --     60,313         --
                                                   --------     ---------   --------   --------
          Balance at end of period..............    327,642       296,096    359,900    263,834
Accumulated other comprehensive income
  Balance at beginning of period................      2,355            --         --         --
  Other comprehensive income....................     (3,497)        2,355         --         --
                                                   --------     ---------   --------   --------
          Balance at end of period..............     (1,142)        2,355         --         --
                                                   --------     ---------   --------   --------
Total owners' net investment....................   $326,500     $ 298,451   $359,900   $263,834
                                                   ========     =========   ========   ========

                            See accompanying notes.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                  COMBINED STATEMENTS OF COMPREHENSIVE INCOME
             AND CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME
                                 (IN THOUSANDS)

  COMPREHENSIVE INCOME

                                      THREE MONTHS ENDED
                                           MARCH 31,          YEAR ENDED DECEMBER 31,
                                      -------------------   ----------------------------
                                        2002       2001       2001      2000      1999
                                      --------   --------   --------   -------   -------
                                          (UNAUDITED)
Net income..........................  $ 8,641    $43,232    $102,403   $80,607   $34,244
Other comprehensive income (loss)...   (3,497)        --       2,355        --        --
                                      -------    -------    --------   -------   -------
Total comprehensive income..........  $ 5,144    $43,232    $104,758   $80,607   $34,244
                                      =======    =======    ========   =======   =======

  ACCUMULATED OTHER COMPREHENSIVE INCOME

                                      THREE MONTHS ENDED
                                           MARCH 31,          YEAR ENDED DECEMBER 31,
                                      -------------------   ----------------------------
                                        2002       2001       2001      2000      1999
                                      --------   --------   --------   -------   -------
                                          (UNAUDITED)
Beginning balance...................  $ 2,355    $    --    $     --   $    --   $    --
  Unrealized mark-to-market gains
     (losses) arising during the
     period.........................   (9,360)        --       4,224        --        --
  Reclassification adjustments for
     changes in initial value of
     derivative instruments to
     settlement date................    5,863         --      (1,869)       --        --
                                      -------    -------    --------   -------   -------
Ending balance......................  $(1,142)   $    --    $  2,355   $    --   $    --
                                      =======    =======    ========   =======   =======

                            See accompanying notes.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF BUSINESS

  ORGANIZATION

     The El Paso Field Services San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and Coastal Liquids Partners NGL Business together own a package of midstream assets that include:

     - A natural gas gathering system and the associated compression facilities, the Rattlesnake Treating Plant, a 50-percent interest in the Coyote Gas treating facility and interests in the Chaco processing facility, all of which are located in the San Juan Basin of northwest New Mexico and southwestern Colorado;

     - The Typhoon Oil Pipeline located in the Deepwater Trend area of the Gulf of Mexico and placed in service in July 2001. Typhoon Oil provides transportation of oil produced from the ChevronTexaco and BHP-Billiton Typhoon discovery for delivery to a platform in Green Canyon Block 19 with onshore access through various oil pipelines;

     - The Typhoon Gas Pipeline, also located in the Deepwater Trend area of the Gulf of Mexico, providing natural gas transportation services from the Typhoon Tension Leg Platform for delivery to the ANR Patterson System. Typhoon Gas was placed in service in August 2001.

     - The Coastal Liquids Partners NGL Business, consisting of an integrated set of NGL assets that stretch from the Mexico border near McAllen, Texas, to Houston, Texas. This business includes a fractionation facility near Houston, Texas; a truck-loading terminal near McAllen, Texas, and leased underground NGL storage facilities.

2.  SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The accompanying financial statements have been prepared from El Paso Field Services' and El Paso CGP Company's (formerly The Coastal Corporation) historical accounting records and are presented on a carve-out basis to include the historical operations applicable to El Paso Field Services San Juan Gathering and Processing Business, the Typhoon Gas Pipeline, the Typhoon Oil Pipeline and the Coastal Liquids Partners NGL Business. In this context, no direct owner relationship existed among these businesses. Accordingly, the net investment in these businesses (owners' net investment) is shown in lieu of owners' equity in the financial statements.

     In January 2001, El Paso CGP Company, the parent of Typhoon Oil Pipeline, Typhoon Gas Pipeline and Coastal Liquids Partners NGL Business, merged with El Paso Corporation, the indirect parent of our general partner, in a transaction accounted for as a pooling of interests. Under pooling accounting, the historical operations of El Paso CGP Company are included with those of El Paso Corporation as if they had always operated as a combined entity. As a result, the historical accounting records for Typhoon Oil Pipeline, Typhoon Gas Pipeline and Coastal Liquids Partners NGL Business are considered to have been under common control as of and for each of the periods presented.

     Our combined financial statements include the accounts of all majority-owned, controlled subsidiaries after the elimination of all significant intercompany accounts and transactions. Our financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

United States. All significant intercompany accounts and transactions within the companies have been eliminated.

     Throughout the periods covered by the combined financial statements, both El Paso Field Services and El Paso CGP Company have provided cash management services to us through a centralized treasury system. As a result, all of our charges and cost allocations covered by the centralized treasury system were deemed to have been paid by us to El Paso Field Services or El Paso CGP Company, in cash, during the period in which the cost was recorded in the financial statements. In addition, all of our cash receipts were advanced to either El Paso Field Services or El Paso CGP Company as they were received. As a result of using these centralized treasury systems, the excess of cash receipts advanced over the charges and cash allocation is reflected as net cash distributions to our owners in the statements of owners' net investment and cash flows.

     We have been allocated, as appropriate, expenses incurred by El Paso Field Services or El Paso CGP Company in order to present our financial statements on a stand-alone basis. All of the allocations and estimates in the financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had we operated as a separate entity.

  INVESTMENT IN UNCONSOLIDATED AFFILIATE

     We account for investments in companies where we have the ability to exert significant influence over, but not control over operating and financial policies, using the equity method of accounting. We received cash distributions for the years ended December 31, 2001 and 2000 of $2.5 million and $1.0 million from our unconsolidated affiliate.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the amount we reported as assets, liabilities, revenues and expenses and disclosures in these financial statements. While we believe our estimates are appropriate, actual results can, and often do, differ from those estimates.

  REVENUE RECOGNITION

     Revenue from pipeline transportation of hydrocarbons is recognized upon receipt of the hydrocarbons into the pipeline systems. Revenue from processing services, treating services and fractionation services is recognized in the period services are provided. Other revenues generally are recorded when services have been provided or products have been delivered.

  REVENUE AND COST OF NATURAL GAS AND OIL

     As a convenience for our producers, we may purchase natural gas from them at the wellhead for an index price less an amount that compensates us for gathering services. We then sell the natural gas into the open market at index prices.

     Typhoon Oil Pipeline's transportation agreement with BHP and ChevronTexaco provides that Typhoon Oil purchase the oil produced at the inlet of its pipeline for an index price less an amount that compensates Typhoon Oil for transportation services. At the outlet of its pipeline, Typhoon Oil resells this oil back to these producers at the same index price. Typhoon Oil reflects these sales in gathering and processing revenues and the related purchases as cost of natural gas and oil.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NATURAL GAS IMBALANCES

     Natural gas imbalances result from differences in gas volumes received from and delivered to our customers and arise when a customer delivers more or less gas into our pipelines than they take out. These imbalances are settled in kind through a fuel gas and unaccounted for gas tracking mechanism, negotiated cash-outs between parties, or are subject to a cash-out procedure. Gas imbalances are reflected in imbalance receivable or imbalance payable, as appropriate, in our financial statements.

  PROPERTY, PLANT AND EQUIPMENT

     Our transmission and gathering pipelines and related facilities are recorded at historical cost. Provision for depreciation of property, plant and equipment is made primarily on a straight-line basis over the estimated useful lives of the depreciable facilities. Our range of useful lives is from 3 years for vehicles up to 33 years for natural gas pipelines. Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation of the disposed assets with any resulting gains or losses reflected in income. Repair and maintenance costs are expensed as incurred, while additions, improvements and replacements are capitalized.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     We evaluate the impairment of assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. If an adverse event or change in circumstances occurs, we make an estimate of our future cash flows from our assets, grouped together at the lowest level for which separate cash flows can be measured, to determine if the asset is impaired. If the total of the undiscounted future cash flows is less than the carrying amount for the assets, we calculate the fair value of the assets either through reference to similar asset sales, or by estimating the fair value using a discounted cash flow approach. These cash flow estimates require us to make estimates and assumptions for many years into the future for pricing, demand, competition, operating costs, legal, regulatory and other factors. On January 1, 2002, we adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. A discussion of this pronouncement follows at the end of this note.

  INTANGIBLE ASSETS

     Intangible assets, presented on our balance sheet as "Investment in transportation agreements," consist of payments we made to secure our Typhoon oil and natural gas pipelines' lease dedication agreements. We are amortizing these payments based on a unit of production method. Through December 31, 2001, we evaluated impairment of intangible assets in accordance with Accounting Principles Board Opinion No. 17, Intangible Assets. Under this methodology, when an event occurs that suggests that an impairment may have occurred, we evaluate the undiscounted net cash flows of the asset or entity to which the intangible asset relates. If these cash flows are not sufficient to recover the value of the asset or entity plus its related intangible asset, these cash flows are discounted at a risk-adjusted rate with any difference recorded as a charge in our income statement. On January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that intangible assets, other than goodwill, are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. Our adoption of this standard did not have a material effect on our financial statements.

  INCOME TAXES

     The San Juan Gathering and Processing Businesses were taxable entities until December 31, 1999. During 2000, these businesses were contributed to El Paso Field Services, L.P., an organization not subject to federal or state income taxes. At the time of this contribution, the owners of the San Juan Gathering and Processing Businesses assumed all the related income tax obligations. The effect of this transaction on our financial statements was a reduction in other noncurrent liabilities and an increase in owners' net investment. The Coastal Liquids Partners NGL Business was organized as a limited partnership and is therefore not subject to taxation for federal or state tax purposes for all periods presented. Typhoon Oil, at its formation, elected to be a nontaxable entity. Although organized as a taxable entity, Typhoon Gas did not produce income subject to federal or state income tax for years before 2001.

     The taxable entities acquired have been included in the consolidated federal income tax returns filed by El Paso Corporation for the years ended December 31, 2001, 2000 and 1999, except that prior to El Paso Corporation's ownership of El Paso CGP Company, the Coastal Liquids Partners NGL business was included in El Paso CGP Company's consolidated tax returns. For financial reporting purposes, income taxes are allocated to these entities on a modified separate return basis, to the extent that tax expense or benefit is realized by El Paso Corporation.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     We account for income taxes under SFAS No. 109, Accounting for Income Taxes. In accordance with this statement, deferred income taxes are recorded using enacted tax laws and rates for the years in which the deferred tax liability or asset is expected to be settled or realized. Deferred income taxes are provided for amounts when there are temporary differences in recording such items for financial reporting and income tax reporting purposes.

     The taxable income or loss resulting from the operations of our non-taxable entities will ultimately be included in the federal and state income tax returns of our owners. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements for these entities.

  COMPREHENSIVE INCOME

     Our comprehensive income is based on net income, adjusted for changes in accumulated other comprehensive income from our cash flow hedging activities.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of March 31, 2002 and December 31, 2001 and 2000, our carrying amounts of trade receivables and trade payables approximate fair value because of the short-term nature of these instruments.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     We have established an allowance for losses on accounts which may become uncollectible. Collectibility is reviewed regularly and the allowance is adjusted as necessary, primarily under the specific identification method.

  ENVIRONMENTAL COSTS

     We expense or capitalize expenditures for ongoing compliance with environmental regulations that relate to past or current operations as appropriate. We expense amounts for clean up of existing environmental contamination caused by past operations which do not benefit future periods by preventing or eliminating future contamination. We record liabilities when our environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. Estimates of our liabilities are based on currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies' clean-up experience and data released by the Environmental Protection Agency (EPA) or other organizations. These estimates are subject to revision in future periods based on actual costs or new circumstances and are included in our balance sheet in other noncurrent liabilities at their undiscounted amounts.

  ACCOUNTING FOR PRICE RISK MANAGEMENT ACTIVITIES

     We have adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities beginning January 1, 2001, which requires us to measure all derivative instruments at their fair value, and classify them as either assets or liabilities on our balance sheet, with the corresponding offset to income or other comprehensive income depending on their designation, their intended use, or their ability to qualify as hedges under the standard. Since we did not have any derivative instruments in place at December 31, 2000, we have determined that there is no impact on us upon adoption of this standard.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     To qualify for hedge accounting prior to our adoption of SFAS No. 133, any hedge transactions must reduce the price risk of the underlying hedged item, be designated a hedge at inception, and result in cash flows and financial impacts which were inversely correlated to the position being hedged. If correlation ceased to exist, hedge accounting was terminated and mark-to-market accounting was applied. Gains and losses resulting from hedging activities and the termination of any hedging instruments were initially deferred and included as an increase or decrease to cost of natural gas and oil in the period in which the hedged transaction occurs.

     Derivative instruments are recorded in our combined balance sheets at their fair value. Changes in the fair value of a derivative designated as a cash flow hedge are recorded in accumulated other comprehensive income for the portion of the change in value of the derivative that is effective. The ineffective portion of the derivative is recorded in earnings in the current period. Classification in the income statement of the ineffective portion is based on the income classification of the item being hedged.

     During all periods presented, El Paso Field Services entered into swaps to hedge the effect of changing natural gas liquids prices. The impact of a portion of this hedge activity was allocated to us and is reflected as an increase or decrease in revenues, as appropriate.

  RECENT ACCOUNTING PRONOUNCEMENTS

  Business Combinations

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations. This statement requires that all transactions that fit the definition of a business combination be accounted for using the purchase method and prohibits the use of the pooling of interests method for all business combinations initiated after June 30, 2001. This statement also established specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary item. The accounting for any business combination we undertake in the future will be impacted by this standard. Our adoption of SFAS No. 141 did not have a material effect on our financial statements.

  Goodwill and Other Intangible Assets

     In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. An intangible asset with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates, the most significant of which is January 1, 2002. Our adoption of this statement did not have a material effect on our financial statements.

  Accounting for the Impairment or Disposal of Long-Lived Assets

     In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets that are being disposed of by sale be measured at the lower of book value or fair value less cost to sell. This standard also expanded the scope of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from ongoing operations of the entity in a disposal transaction.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The provisions of this statement are effective for fiscal years beginning after December 15, 2001. Our adoption of the provisions of this pronouncement did not initially effect on our financial statements, but will impact any asset dispositions we make after January 1, 2002.

  ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

  Accounting for Asset Retirement Obligations

     In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability relating to the retirement and removal of assets used in their business. The liability is discounted to its present value, and the related asset value is increased by the amount of the resulting liability. Over the life of the asset, the liability will be accreted to its future value and eventually extinguished when the asset is taken out of service. The provisions of this statement are effective for fiscal years beginning after June 15, 2002. We are currently evaluating the effects of this pronouncement.

  Accounting for Costs Associated with Exit or Disposal Activities

     In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by this guidance include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The provisions of this Statement are effective for fiscal years beginning after December 31, 2002. The provisions of this Statement will impact any exit or disposal activities that we initiate after January 1, 2003.

3.  PROPERTY, PLANT AND EQUIPMENT

     The following reflects the carrying value of property, plant and equipment as of March 31, 2002 and December 31, 2001 and 2000 (in thousands):

                                                                       DECEMBER 31,
                                                       MARCH 31,    -------------------
                                                         2002         2001       2000
                                                      -----------   --------   --------
                                                      (UNAUDITED)
Transmission and gathering pipelines................   $674,450     $671,024   $577,711
Construction work in progress.......................     24,603       20,036     35,827
                                                       --------     --------   --------
                                                        699,053      691,060    613,538
Less accumulated depreciation.......................    286,029      280,290    257,919
                                                       --------     --------   --------
Total property, plant and equipment, net............   $413,024     $410,770   $355,619
                                                       ========     ========   ========

4.  INVESTMENT IN TRANSPORTATION AGREEMENTS

     In connection with BHP and ChevronTexaco's Typhoon discovery, we paid $17.4 million to BHP and ChevronTexaco for a lease dedication agreement. This amount is being amortized on a unit of production method over the life of the dedicated reserves. Under this agreement, we have the right to enter into buy-sell agreements with BHP and ChevronTexaco for all of the natural gas and oil produced from the Typhoon discovery and other leases in the area.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  DEFERRED REVENUE FROM PROCESSING AGREEMENT

     In October 2001, we received $121.5 million from El Paso Energy Partners, L.P. for a 20-year fee-based processing agreement. This amount is being amortized to income on a straight-line basis over the life of the agreement. Under the processing agreement, all uncommitted volumes on our San Juan Gathering System are dedicated to El Paso Energy Partners' Chaco cryogenic natural gas processing plant. As part of the agreement, gas we deliver to the Chaco plant has a processing priority over other natural gas delivered.

6.  ACCOUNTING FOR HEDGING ACTIVITIES

     The majority of our commodity sales and purchases are at spot market or forward market prices. We use derivative instruments to limit our exposure to fluctuations in the commodity markets and allow for a fixed cash flow stream. Beginning in 2001, as required by SFAS No. 133, we measure these derivative instruments at their fair value and classify them as either assets or liabilities on our balance sheet, with a corresponding offset to other comprehensive income. The value of cash flow hedges included in accumulated other comprehensive income was an unrealized loss of $1.1 million as of March 31, 2002, and an unrealized gain of $2.4 million as of December 31, 2001. The impact of our hedging activities reflected in revenues for the three months ended March 31, 2002 was $2.4 million. There were no hedging activities during the three months ended March 31, 2001. For the years ended December 31, 2001, 2000 and 1999, our hedging activities impacted our revenues by $4.3 million, $(21.2) million and $(7.4) million. For the quarter ended March 31, 2002, we reclassified a gain of $5.9 million from accumulated other comprehensive income to earnings. For the year ended December 31, 2001, we reclassified a loss of $1.9 million from accumulated other comprehensive income to earnings. We estimate that the amounts in accumulated other comprehensive income will be reclassified into income within the next 12 months. Reclassifications occur upon the physical sale of the hedged commodity and the corresponding expiration of the hedge. For 2002 and 2001, there was no ineffectiveness in our cash flow hedges. At March 31, 2002, our cash flow hedges extended through June 2002.

7.  TRANSACTIONS WITH AFFILIATES

     We enter into various types of transactions with affiliates in the normal course of business on market-related terms and conditions including selling natural gas and oil to and purchasing natural gas and oil from affiliates. In addition, our owners allocate to us general and administrative costs incurred on our behalf.

     We had the following affiliated transactions for the three months ended March 31, 2002 and 2001 and for the years ended December 31, 2001, 2000 and 1999 (in thousands):

                                           MARCH 31,              DECEMBER 31,
                                        ----------------   ---------------------------
                                         2002     2001      2001      2000      1999
                                        ------   -------   -------   -------   -------
                                          (UNAUDITED)
Revenues with affiliates..............  $4,509   $16,891   $36,811   $41,177   $16,057
Expenses with affiliates..............  $3,532   $ 3,827   $28,377   $15,648   $17,290

     We had the following receivable and payable balances with our affiliates at March 31, 2002 and at December 31, 2001 and 2000 (in thousands):

                                                                         DECEMBER 31,
                                                         MARCH 31,     ----------------
                                                            2002        2001     2000
                                                        ------------   ------   -------
                                                        (UNAUDITED)
Accounts receivable...................................     $6,387      $2,742   $ 4,061
Accounts payable......................................     $7,832      $8,968   $12,330

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  INCOME TAXES

     The following table reflects the components of income tax expense for our taxable entities for the three months ended March 31, 2002 and 2001 and for the years ended December 31, 2001, 2000 and 1999 (in thousands):

                                                MARCH 31,          DECEMBER 31,
                                               ------------   ----------------------
                                               2002    2001   2001    2000    1999
                                               -----   ----   -----   ----   -------
                                               (UNAUDITED)
Current......................................  $ 206   $--    $ 137   $--    $15,723
Deferred.....................................   (114)   --     (114)   --      5,937
                                               -----   ---    -----   ---    -------
  Total income tax expense...................  $  92   $--    $  23   $--    $21,660
                                               =====   ===    =====   ===    =======

     Total income tax expense approximates the amount computed by applying the statutory federal income tax rate (35 percent) to income before income taxes to our taxable entities plus applicable state taxes.

     In December 2000, the San Juan Gathering and Processing Businesses were contributed to El Paso Field Services, L.P. At the time of this contribution, the owners of the San Juan Gathering and Processing Businesses assumed all the related income tax obligations. The effect of this transaction was a reduction in deferred tax liabilities with a corresponding adjustment to owners' net investment.

9.  MAJOR CUSTOMERS

     The percentage of our revenue from major customers was as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              2001    2000    1999
                                                              ----    ----    ----
Burlington Resources, Inc. .................................  28.8%   47.9%   42.9%
ChevronTexaco Corp..........................................  12.5%     --      --
BHP Billiton Plc............................................  13.9%     --      --
Conoco, Inc.................................................    --    13.1%   13.5%
BP Plc......................................................    --      --    10.4%

10.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     As of March 31, 2002 and December 31, 2001 and 2000, we did not have any reserves related to legal matters. While we are a named defendant in lawsuits and a named party in governmental proceedings arising in the ordinary course of our business and while the outcome of the matters cannot be predicted with certainty, based on information known to date, we do not expect the ultimate resolution of these matters will have a material adverse effect on our financial position, operating results or cash flows.

     We are also a named defendant in numerous lawsuits and a named party in governmental proceedings arising in the ordinary course of our business.

     While the outcome of these matters cannot be predicted with certainty, based on information known to date, we do not expect the ultimate resolution of these matters will have a material adverse effect on our financial position, operating results or cash flows.

      EL PASO FIELD SERVICES SAN JUAN GATHERING AND PROCESSING BUSINESSES
                              TYPHOON GAS PIPELINE
                              TYPHOON OIL PIPELINE
                     COASTAL LIQUIDS PARTNERS NGL BUSINESS

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ENVIRONMENTAL

     We are subject to extensive federal, state, and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. We have approximately $5.1 million, $5.2 million and $3.3 million recorded for environmental matters at March 31, 2002, December 31, 2001 and 2000.

     It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations, could result in substantial costs and liabilities in the future. As new information becomes available, or relevant developments occur, we will review our accruals and make any appropriate adjustments.

  LEASE AGREEMENT

     We have an operating lease for the Chaco natural gas processing facility that ends in October 2002. In accordance with the original construction financing agreements, we have the right to purchase the Chaco plant at the end of the lease term for approximately $77 million. If we do not exercise this repurchase right, we will be required to pay a forfeiture penalty.

11.  SUBSEQUENT EVENT

     On July 16, 2002, a letter of intent was entered into regarding the proposed sale of us to El Paso Energy Partners, L.P. for total consideration of approximately $782 million, subject to adjustment primarily for working capital and capital expenditures. The parties' obligations under the letter of intent are subject to the satisfaction of specified conditions, including negotiating and executing definitive agreements, obtaining Hart-Scott-Rodino and other third-party approvals and consents, obtaining satisfactory results from ongoing due diligence and El Paso Energy Partners obtaining satisfactory financing terms.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owners of
  El Paso Field Services San Juan Gathering and Processing Businesses Typhoon Gas Pipeline
  Typhoon Oil Pipeline
  Coastal Liquids Partners NGL business:

     In our opinion, the accompanying combined balance sheets and the related combined statements of income, cash flows, owners' net investment and comprehensive income and changes in accumulated other comprehensive income present fairly, in all material respects, the financial position of El Paso Field Services San Juan Gathering and Processing Businesses, the Typhoon Gas Pipeline, the Typhoon Oil Pipeline, and the Coastal Liquids Partners NGL business (collectively, the "Businesses") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Businesses' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 2 to the combined financial statements, the Businesses adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on January 1, 2001.

     As described in Note 7 to the combined financial statements, the Businesses have significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties. Furthermore, as discussed in Note 2, the combined financial statements include various cost allocations and management estimates based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Businesses been operated as a separate entity.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 10, 2002

     (b) Pro forma financial statements

     We are providing the accompanying unaudited pro forma condensed consolidated and combined financial statements to (i) reflect the expected issuance of long-term debt and equity to generate cash proceeds and (ii) reflect the use of such proceeds for the acquisition of the San Juan assets from El Paso Corporation. We have assumed that our financing will be comprised of 50% debt and 50% equity since it is our expressed intent to finance our growth in this manner and we believe such outcome to be probable.

     The unaudited pro forma condensed consolidated and combined financial statements are not necessarily indicative of the consolidated financial position or results of operations that we might have realized had the transactions been completed at the beginning of the earliest period presented, nor do they necessarily indicate our consolidated operating results and financial position for any future period.

     The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements explain the assumptions used in preparing the financial information. Accounting policy differences were not material and, accordingly, such adjustments have not been included in these statements.

     The unaudited pro forma financial information gives effect to the following transactions as if they had occurred as of the beginning of the period presented or as of the balance sheet date:

          (1) The expected issuance of long-term debt and equity totaling approximately $782 million.

          (2) The expected acquisition of the San Juan assets for a purchase price of $782 million, adjusted for capital expenditures and actual working capital acquired. The San Juan assets include gathering, compression and treating assets located in the San Juan Basin of New Mexico, offshore oil and natural gas pipelines located in the Gulf of Mexico and NGL assets located in Texas.

          (3) The issuance in May 2002 of 8 1/2% Senior Subordinated Notes for net proceeds of approximately $230 million, the issuance in April 2002 of common units for net proceeds of approximately $150 million, the use of $375 million of these proceeds to repay a portion of the EPN Holding term loan and the capital contribution from our general partner to maintain its 1% capital account balance.

          (4) The repayment in April 2002 of the limited recourse debt of approximately $95 million related to our Prince tension leg platform (TLP).

          (5) The acquisition in April 2002 of the EPGT Texas intrastate pipeline system and the El Paso Field Services gathering and processing businesses, including 1,300 miles of gathering systems in the Permian Basin and a 42.3 percent non-operating interest in the Indian Basin natural gas processing and treating facility. Total consideration for this transaction was approximately $735 million consisting of a cash payment of approximately $420 million, the sale of our Prince TLP and our approximate 9 percent overriding royalty interest in the Prince Field with a fair value of approximately $190 million, the issuance of approximately $6 million of common units and the assumption of approximately $119 million of indebtedness.

          (6) The acquisition in October 2001 of the remaining 50% equity interest that we did not already own in Deepwater Holdings. The High Island Offshore System and the East Breaks natural gas gathering system became indirect wholly-owned assets through this transaction. The total purchase price was approximately $81 million, consisting of $26 million cash and $55 million of assumed indebtedness. Our historical consolidated financial statements include the accounts and results of operations of these assets from the purchase date.

          (7) The acquisition in October 2001 of interests in the titleholder of, and other interests in, the Chaco cryogenic natural gas processing plant for approximately $198.5 million. The total purchase price was composed of:

        - A payment of $77.0 million to acquire the Chaco plant from the bank group that provided the financing for the facility; and

        - A payment of $121.5 million to El Paso Field Services, L.P., an El Paso Corporation affiliate, in connection with the execution of a 20-year agreement relating to the processing capacity of the Chaco plant and dedication of natural gas gathered by El Paso Field Services.

          Our historical consolidated financial statements include the accounts and results of operations of this asset from the purchase date.

          (8) The $133 million acquisition in February 2001 of the South Texas natural gas liquids transportation and fractionation assets from a subsidiary of El Paso Corporation. Our historical consolidated financial statements include the accounts and results of operations of these assets from the purchase date.

          (9) The exclusion of the (i) results of operations and losses on the disposition of Deepwater Holdings' interests in the Stingray and UTOS systems, and the West Cameron Dehydration facility; (ii) results of operations and losses on disposition of our interests in Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon as well as interests in two offshore platforms; and (iii) income of $25.4 million we recognized from the related payments from El Paso Corporation.

                         EL PASO ENERGY PARTNERS, L.P.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2002

                                 (IN THOUSANDS)

                                                                                 SUBTOTAL
                                                                                   AFTER                       PRO FORMA
                                                                PRO FORMA        PRO FORMA     PRO FORMA       SAN JUAN
                                   EL PASO                     EPN HOLDING          EPN       EPN HOLDING        ASSET
                                    ENERGY                        ASSET           HOLDING       CREDIT        ACQUISITION
                                PARTNERS, L.P.   EPN HOLDING   ACQUISITION         ASSET       FACILITY        FINANCING
                                  HISTORICAL      ASSETS(A)    ADJUSTMENTS      ACQUISITION   ADJUSTMENTS     ADJUSTMENTS
                                --------------   -----------   -----------      -----------   -----------     -----------
                                                         ASSETS
Current Assets
 Cash and cash equivalents....    $  133,432      $     --      $  95,000 (B)   $  133,432     $ 230,000 (F)   $ 391,000 (H)
                                                                  (95,000)(B)                   (230,000)(F)     391,000 (I)
                                                                  416,000 (C)                    150,000 (G)       3,949 (H)
                                                                    4,000 (C)                   (150,000)(G)      (3,949)(H)
                                                                 (420,000)(D)
                                                                  119,000 (E)
                                                                 (119,000)(E)
 Accounts receivable, net
   Trade......................        32,391        24,114        (24,114)(D)       32,391            --              --
   Affiliates.................        17,977        19,434        (19,434)(D)       17,977            --              --
 Other current assets.........         3,314        15,700         (7,183)(D)       11,831            --              --
                                  ----------      --------      ---------       ----------     ---------       ---------

       Total current assets...       187,114        59,248        (50,731)         195,631            --         782,000
Property, plant and equipment,
 net..........................       936,801       785,469        (30,000)(D)    1,703,032            --              --
                                                                   10,762 (D)

Assets held for sale..........       188,183            --       (188,183)(D)           --            --              --

Investment in processing
 agreement....................       118,462            --             --          118,462            --              --
Investment in transportation
 agreements...................            --            --             --               --            --              --
Investment in unconsolidated
 affiliate....................        33,438            --             --           33,438            --              --
Other noncurrent assets.......        28,192            --         (1,041)(D)       27,151            --              --
                                  ----------      --------      ---------       ----------     ---------       ---------
       Total assets...........    $1,492,190      $844,717      $(259,193)      $2,077,714     $      --       $ 782,000
                                  ==========      ========      =========       ==========     =========       =========

                                            LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
 Accounts payable
   Trade......................    $    8,796      $ 10,872      $ (10,872)(D)   $    9,649     $      --       $      --
                                                                      853 (D)
   Affiliates.................        11,152            --             --           11,152            --              --
 Accrued interest.............        14,658            --             --           14,658            --              --
 Note payable to affiliate....            --            --        119,000 (D)           --            --              --
                                                                 (119,000)(E)
 Current maturities of limited
   recourse term loan.........        19,000            --        (19,000)(B)           --            --              --
 Other current liabilities....         5,171        18,115         (2,349)(D)       20,937            --              --
                                  ----------      --------      ---------       ----------     ---------       ---------
       Total current
        liabilities...........        58,777        28,987        (31,368)          56,396            --              --
Revolving credit facility.....       444,000            --         95,000 (B)      543,000        (5,000)(F)      (3,949)(H)
                                                                    4,000 (C)
EPN Holding credit facility...            --            --        416,000 (C)      535,000      (225,000)(F)          --
                                                                  119,000 (E)                   (150,000)(G)
Long-term debt................       425,000            --             --          425,000       230,000 (F)     391,000 (I)
Limited recourse term loan,
 less current maturities......        76,000            --        (76,000)(B)           --            --              --
Deferred revenue from
 processing agreement.........            --            --             --               --            --              --
Other noncurrent
 liabilities..................         1,146        70,816        (47,023)(D)       24,939            --              --
                                  ----------      --------      ---------       ----------     ---------       ---------
       Total liabilities......     1,004,923        99,803        479,609        1,584,335      (150,000)        387,051
Commitments and contingencies
Minority interest.............            --           189             --              189            --              --
Partners' capital.............       487,267            --          6,000 (D)      493,190       150,000 (G)     391,000 (H)
                                                                      (77)(D)                                      3,949 (H)
Owners' net investment........            --       744,725       (744,725)(D)           --            --              --
                                  ----------      --------      ---------       ----------     ---------       ---------
       Total liabilities and
        partners' capital.....    $1,492,190      $844,717      $(259,193)      $2,077,714     $      --       $ 782,000
                                  ==========      ========      =========       ==========     =========       =========


                                               PRO FORMA        PRO FORMA
                                               SAN JUAN          EL PASO
                                                 ASSET            ENERGY
                                 SAN JUAN     ACQUISITION       PARTNERS,
                                 ASSETS(J)    ADJUSTMENTS          L.P.
                                -----------   -----------      ------------
                                                  ASSETS
Current Assets
 Cash and cash equivalents....   $     --      $(782,000)(K)    $  133,432
 Accounts receivable, net
   Trade......................     55,458        (55,458)(K)        32,391
   Affiliates.................      6,387         (6,387)(K)        17,977
 Other current assets.........      2,967           (878)(K)        13,920
                                 --------      ---------        ----------
       Total current assets...     64,812       (844,723)          197,720
Property, plant and equipment,
 net..........................    413,024        477,871 (K)     2,593,927
Assets held for sale..........         --             --                --
Investment in processing
 agreement....................         --       (118,462)(L)            --
Investment in transportation
 agreements...................     16,825                           16,825
Investment in unconsolidated
 affiliate....................      2,947             --            36,385
Other noncurrent assets.......         --             --            27,151
                                 --------      ---------        ----------
       Total assets...........   $497,608      $(485,314)       $2,872,008
                                 ========      =========        ==========

                                     LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
 Accounts payable
   Trade......................   $ 22,584      $ (22,584)(K)    $    9,649
   Affiliates.................      7,832         (7,832)(K)        11,152
 Accrued interest.............         --             --            14,658
 Note payable to affiliate....         --             --                --
 Current maturities of limited
   recourse term loan.........         --             --                --
 Other current liabilities....     13,994         (9,936)(K)        24,995
                                 --------      ---------        ----------
       Total current
        liabilities...........     44,410        (40,352)           60,454
Revolving credit facility.....         --             --           534,051
EPN Holding credit facility...         --             --           160,000
Long-term debt................         --             --         1,046,000
Limited recourse term loan,
 less current maturities......         --             --                --
Deferred revenue from
 processing agreement.........    118,910       (118,910)(L)            --
Other noncurrent
 liabilities..................      7,788             --            32,727
                                 --------      ---------        ----------
       Total liabilities......    171,108       (159,262)        1,833,232
Commitments and contingencies
Minority interest.............         --             --               189
Partners' capital.............         --            448 (L)     1,038,587
Owners' net investment........    326,500       (326,500)(K)            --
                                 --------      ---------        ----------
       Total liabilities and
        partners' capital.....   $497,608      $(485,314)       $2,872,008
                                 ========      =========        ==========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                  (UNAUDITED)

                                                                                               SUBTOTAL
                                                                               PRO FORMA        AFTER         PRO FORMA
                                 EL PASO                                      EPN HOLDING     PRO FORMA      EPN HOLDING
                                  ENERGY                                         ASSET       EPN HOLDING       CREDIT
                              PARTNERS, L.P.     PRINCE       EPN HOLDING     ACQUISITION       ASSET         FACILITY
                                HISTORICAL       SALE(X)       ASSETS(A)      ADJUSTMENTS    ACQUISITION     ADJUSTMENTS
                              --------------   -----------   --------------   -----------   --------------   -----------
Operating revenues..........     $61,544         $    --        $72,236         $    --        $133,780        $    --
Operating expenses
 Cost of natural gas and
   oil......................      12,158              --         21,466              --          33,624             --
 Operation and maintenance,
   net......................      14,440              --         15,647              --          30,087             --
 Depreciation, depletion and
   amortization.............      12,549              --          6,700            (340)(Y)      18,978             --
                                                                                     69 (Z)
                                 -------         -------        -------         -------        --------        -------
                                  39,147              --         43,813            (271)         82,689             --
                                 -------         -------        -------         -------        --------        -------
Operating income............      22,397              --         28,423             271          51,091             --
                                 -------         -------        -------         -------        --------        -------
Other income (loss)
 Earnings (loss) from
   unconsolidated
   affiliates...............       3,361              --             --              --           3,361             --
 Net gain on sale of
   assets...................         315              --             --              --             315             --
 Other income (expense).....         426              --            (29)             --             397             --
                                 -------         -------        -------         -------        --------        -------
                                   4,102              --            (29)             --           4,073             --
                                 -------         -------        -------         -------        --------        -------
Income before interest,
 income taxes and other
 charges....................      26,499              --         28,394             271          55,164             --
                                 -------         -------        -------         -------        --------        -------
Interest and debt expense...      11,758              --             --           5,844 (AA)      18,458        (2,458)(CC)
                                                                                    856 (BB)                    (1,638)(CC)
                                                                                                                 4,650 (DD)
Income tax expense..........          --              --             --              --              --             --
                                 -------         -------        -------         -------        --------        -------
                                  11,758              --             --           6,700          18,458            554
                                 -------         -------        -------         -------        --------        -------
Net income (loss) from
 continuing operations......      14,741              --         28,394          (6,429)         36,706           (554)
Net income (loss) from
 discontinued operations....       4,385          (4,385)            --              --              --             --
                                 -------         -------        -------         -------        --------        -------
Net income (loss)...........     $19,126         $(4,385)       $28,394         $(6,429)       $ 36,706        $  (554)
                                 =======         =======        =======         =======        ========        =======
Income allocation
 Series B unitholders.......     $ 3,552                                                       $  3,552
                                 =======                                                       ========
General partner
 Continuing operations......     $ 8,691                                                       $  9,070
 Discontinued operations....          44                                                             --
                                 -------                                                       --------
                                 $ 8,735                                                       $  9,070
                                 =======                                                       ========
Limited partners
 Continuing operations......     $ 2,498                                                       $ 24,084
 Discontinued operations....       4,341                                                             --
                                 -------                                                       --------
                                 $ 6,839                                                       $ 24,084
                                 =======                                                       ========
Basic and diluted net income
 per unit
 Continuing operations......     $  0.06                                                       $   0.60
 Discontinued operations....        0.11                                                             --
                                 -------                                                       --------
                                 $  0.17                                                       $   0.60
                                 =======                                                       ========
 Weighted average basic and
   diluted units
   outstanding..............      39,941                                                         40,100
                                 =======                                                       ========

                               PRO FORMA
                               SAN JUAN                         PRO FORMA       PRO FORMA
                                 ASSET                          SAN JUAN         EL PASO
                              ACQUISITION                         ASSET          ENERGY
                               FINANCING        SAN JUAN       ACQUISITION      PARTNERS,
                              ADJUSTMENTS      ASSETS(GG)      ADJUSTMENTS        L.P.
                              -----------      -----------     -----------      ---------
Operating revenues..........   $     --          $96,942        $ (7,583)(HH)   $222,541
                                                                    (598)(HH)
Operating expenses
 Cost of natural gas and
   oil......................         --           68,039          (7,583)(HH)     95,599
                                                                   1,519 (HH)
 Operation and maintenance,
   net......................         --           14,065            (115)(HH)     42,518
                                                                  (1,519)(HH)
 Depreciation, depletion and
   amortization.............         --            6,035           3,979 (II)     28,992
                               --------          -------        --------        --------
                                     --           88,139          (3,719)        167,109
                               --------          -------        --------        --------
Operating income............         --            8,803          (4,462)         55,432
                               --------          -------        --------        --------
Other income (loss)
 Earnings (loss) from
   unconsolidated
   affiliates...............         --              (70)             --           3,291
 Net gain on sale of
   assets...................         --               --              --             315
 Other income (expense).....         --               --              --             397
                               --------          -------        --------        --------
                                     --              (70)             --           4,003
                               --------          -------        --------        --------
Income before interest,
 income taxes and other
 charges....................         --            8,733          (4,462)         59,435
                               --------          -------        --------        --------
Interest and debt expense...      7,906 (EE)          --              --          26,884
                                    (34)(FF)
Income tax expense..........         --               92              --              92
                               --------          -------        --------        --------
                                  7,872               92              --          26,976
                               --------          -------        --------        --------
Net income (loss) from
 continuing operations......     (7,872)           8,641          (4,462)         32,459
Net income (loss) from
 discontinued operations....         --               --              --              --
                               --------          -------        --------        --------
Net income (loss)...........   $ (7,872)         $ 8,641        $ (4,462)       $ 32,459
                               ========          =======        ========        ========
Income allocation
 Series B unitholders.......                                                    $  3,552
                                                                                ========
General partner
 Continuing operations......                                                    $ 13,042
 Discontinued operations....                                                          --
                                                                                --------
                                                                                $ 13,042
                                                                                ========
Limited partners
 Continuing operations......                                                    $ 15,865
 Discontinued operations....                                                          --
                                                                                --------
                                                                                $ 15,865
                                                                                ========
Basic and diluted net income
 per unit
 Continuing operations......                                                    $   0.28
 Discontinued operations....                                                          --
                                                                                --------
                                                                                $   0.28
                                                                                ========
 Weighted average basic and
   diluted units
   outstanding..............                                                      56,087
                                                                                ========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                      PRO FORMA       PRO FORMA                    PRO FORMA
                                                                      DEEPWATER       DEEPWATER                  TRANSPORTATION
                                       EL PASO         DEEPWATER      HOLDINGS,       HOLDINGS,     PRO FORMA         AND
                                        ENERGY         HOLDINGS,        L.L.C.         L.L.C.         CHACO      FRACTIONATION
                                    PARTNERS, L.P.      L.L.C.       DIVESTITURES    ACQUISITION      PLANT          ASSET
                                      HISTORICAL     HISTORICAL(M)   ADJUSTMENTS     ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS
                                    --------------   -------------   ------------    -----------   -----------   --------------
Operating revenues................     $193,406        $ 40,933        $(2,726)(N)     $    --       $20,299 (S)     $5,042 (U)
Operating expenses
  Cost of natural gas and oil.....       51,542
  Operation and maintenance,
    net...........................       33,279          16,740           (658)(N)          --         5,215 (S)      1,368 (U)
  Depreciation, depletion and
    amortization..................       34,778           8,899           (323)(N)         422 (O)     6,512 (S)        750 (U)
  Asset impairment charge.........        3,921
                                       --------        --------        -------         -------       -------         ------
                                        123,520          25,639           (981)            422        11,727          2,118
                                       --------        --------        -------         -------       -------         ------
Operating income..................       69,886          15,294         (1,745)           (422)        8,572          2,924
                                       --------        --------        -------         -------       -------         ------
Other income (loss)
  Earnings from unconsolidated
    affiliates....................        8,449              --             --           9,925 (P)        --             --
  Net (loss) gain on sale of
    assets........................      (11,367)        (21,453)        21,453 (N)          --            --             --
  Other income (expense)..........       28,726              68             --              --            --             --
                                       --------        --------        -------         -------       -------         ------
                                         25,808         (21,385)        21,453           9,925            --             --
                                       --------        --------        -------         -------       -------         ------
Income (loss) before interest,
  income taxes and other
  charges.........................       95,694          (6,091)        19,708           9,503         8,572          2,924
                                       --------        --------        -------         -------       -------         ------
  Interest and debt expense.......       41,542           5,936             --          (5,936)(Q)     7,072 (T)      1,702 (V)
                                                                                         4,988 (R)
  Minority interest...............          100              --             --              --            --             --
  Income tax benefit..............           --              --             --              --            --             --
                                       --------        --------        -------         -------       -------         ------
                                         41,642           5,936             --            (948)        7,072          1,702
                                       --------        --------        -------         -------       -------         ------
Net income (loss) from continuing
  operations......................       54,052         (12,027)        19,708          10,451         1,500          1,222
Net income (loss) from
  discontinued operations.........        1,097              --             --              --            --             --
                                       --------        --------        -------         -------       -------         ------
Net income (loss).................     $ 55,149        $(12,027)       $19,708         $10,451       $ 1,500         $1,222
                                       ========        ========        =======         =======       =======         ======
Income allocation
  Series B unitholders............     $ 17,228
                                       ========
  General Partner
    Continuing operations.........     $ 24,650
    Discontinued operations.......           11
                                       --------
                                       $ 24,661
                                       ========
  Limited Partners
    Continuing operations.........     $ 12,174
    Discontinued operations.......        1,086
                                       --------
                                       $ 13,260
                                       ========
Basic and diluted net income per
  unit
  Continuing operations...........     $   0.35
  Discontinued operations.........         0.03
                                       --------
                                       $   0.38
                                       ========
  Weighted average basic and
    diluted units outstanding.....       34,376
                                       ========


                                      PRO FORMA
                                    OTHER GULF OF
                                       MEXICO        PRO FORMA
                                     DIVESTITURE     AFTER 2001
                                     ADJUSTMENTS    TRANSACTIONS
                                    -------------   ------------
Operating revenues................    $     --        $256,954
Operating expenses
  Cost of natural gas and oil.....                      51,542
  Operation and maintenance,
    net...........................          --          55,944
  Depreciation, depletion and
    amortization..................          --          51,038
  Asset impairment charge.........                       3,921
                                      --------        --------
                                            --         162,445
                                      --------        --------
Operating income..................          --          94,509
                                      --------        --------
Other income (loss)
  Earnings from unconsolidated
    affiliates....................          --          18,374
  Net (loss) gain on sale of
    assets........................      11,367 (W)          --
  Other income (expense)..........     (25,504)(W)       3,290
                                      --------        --------
                                       (14,137)         21,664
                                      --------        --------
Income (loss) before interest,
  income taxes and other
  charges.........................     (14,137)        116,173
                                      --------        --------
  Interest and debt expense.......          --          55,304
  Minority interest...............          --             100
  Income tax benefit..............          --              --
                                      --------        --------
                                            --          55,404
                                      --------        --------
Net income (loss) from continuing
  operations......................     (14,137)         60,769
Net income (loss) from
  discontinued operations.........          --           1,097
                                      --------        --------
Net income (loss).................    $(14,137)       $ 61,866
                                      ========        ========
Income allocation
  Series B unitholders............                    $ 17,228
                                                      ========
  General Partner
    Continuing operations.........                    $ 24,717
    Discontinued operations.......                          11
                                                      --------
                                                      $ 24,728
                                                      ========
  Limited Partners
    Continuing operations.........                    $ 18,824
    Discontinued operations.......                       1,086
                                                      --------
                                                      $ 19,910
                                                      ========
Basic and diluted net income per
  unit
  Continuing operations...........                    $   0.55
  Discontinued operations.........                        0.03
                                                      --------
                                                      $   0.58
                                                      ========
  Weighted average basic and
    diluted units outstanding.....                      34,376
                                                      ========

                         EL PASO ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                                        SUBTOTAL
                                                                        PRO FORMA         AFTER       PRO FORMA       PRO FORMA
                                                                           EPN          PRO FORMA        EPN          SAN JUAN
                                                             EPN         HOLDING           EPN         HOLDING          ASSET
                                 PRO FORMA     PRINCE      HOLDING        ASSET          HOLDING       CREDIT        ACQUISITION
                                 AFTER 2001     SALE       ASSETS      ACQUISITION        ASSET       FACILITY        FINANCING
                                TRANSACTIONS     (X)         (A)       ADJUSTMENTS     ACQUISITION   ADJUSTMENTS     ADJUSTMENTS
                                ------------   -------   -----------   -----------     -----------   -----------     -----------
Operating revenues.............   $256,954     $    --    $344,689      $     --        $601,643       $    --        $     --
Operating expenses
 Cost of natural gas and oil...     51,542          --     188,582            --         240,124            --              --
 Operation and maintenance,
   net.........................     55,944          --      66,615            --         122,559            --              --

 Depreciation, depletion and
   amortization................     51,038          --      32,305        (2,236)(Y)      81,383            --              --
                                                                             276 (Z)
 Asset impairment charge.......      3,921          --          --            --           3,921            --              --
                                  --------     -------    --------      --------        --------       -------        --------
                                   162,445          --     287,502        (1,960)        447,987            --              --
                                  --------     -------    --------      --------        --------       -------        --------
Operating income...............     94,509          --      57,187         1,960         153,656            --              --
                                  --------     -------    --------      --------        --------       -------        --------
Other income (loss)
 Earnings from unconsolidated
   affiliates..................     18,374          --          --            --          18,374            --              --
 Net (loss) gain on sale of
   assets......................         --          --          --            --              --            --              --
 Other income (expense)........      3,290          --      (5,026)           --          (1,736)           --              --
                                  --------     -------    --------      --------        --------       -------        --------
                                    21,664          --      (5,026)           --          16,638            --              --
                                  --------     -------    --------      --------        --------       -------        --------
Income (loss) before interest,
 income taxes and other
 charges.......................    116,173          --      52,161         1,960         170,294            --              --
                                  --------     -------    --------      --------        --------       -------        --------
 Interest and debt expense.....     55,304          --          --        23,701 (AA)     82,479        18,860 (DD)     32,062 (EE)
                                                                           3,474 (BB)                   (9,968)(CC)       (139)(FF)
                                                                                                        (6,645)(CC)
 Minority interest.............        100          --          --            --             100            --              --

 Income tax (benefit)
   expense.....................         --          --         (24)           --             (24)           --              --
                                  --------     -------    --------      --------        --------       -------        --------
                                    55,404          --         (24)       27,175          82,555         2,247          31,923
                                  --------     -------    --------      --------        --------       -------        --------
Net income (loss) from
 continuing operations.........     60,769          --      52,185       (25,215)         87,739        (2,247)        (31,923)
Net income (loss) from
 discontinued operations.......      1,097      (1,097)         --            --              --            --              --
                                  --------     -------    --------      --------        --------       -------        --------
Net income (loss)..............   $ 61,866     $(1,097)   $ 52,185      $(25,215)       $ 87,739       $(2,247)       $(31,923)
                                  ========     =======    ========      ========        ========       =======        ========
Income allocation
 Series B unitholders..........   $ 17,228                                              $ 17,228
                                  ========                                              ========
 General Partner
   Continuing operations.......   $ 24,717                                              $ 25,628
   Discontinued operations.....         11                                                    --
                                  --------                                              --------
                                  $ 24,728                                              $ 25,628
                                  ========                                              ========
 Limited Partners
   Continuing operations.......   $ 18,824                                              $ 44,883
   Discontinued operations.....      1,086                                                    --
                                  --------                                              --------
                                  $ 19,910                                              $ 44,883
                                  ========                                              ========
Basic and diluted net income
 per unit
 Continuing operations.........   $   0.55                                              $   1.30
 Discontinued operations.......       0.03                                                    --
                                  --------                                              --------
                                  $   0.58                                              $   1.30
                                  ========                                              ========
 Weighted average basic and
   diluted units outstanding...     34,376                                                34,535
                                  ========                                              ========


                                                PRO FORMA
                                                SAN JUAN          PRO FORMA
                                  SAN JUAN        ASSET            EL PASO
                                   ASSETS      ACQUISITION          ENERGY
                                    (GG)       ADJUSTMENTS      PARTNERS, L.P.
                                 -----------   -----------      --------------
Operating revenues.............   $324,996      $ (6,469)(HH)      $899,273
                                                    (598)(HH)
                                                 (20,299)(HH)
Operating expenses
 Cost of natural gas and oil...    140,924        (6,469)(HH)       376,098
                                                   1,519 (HH)
 Operation and maintenance,
   net.........................     61,172        (4,311)(HH)       172,686
                                                  (5,215)(HH)
                                                  (1,519)(HH)
 Depreciation, depletion and
   amortization................     22,651        15,914 (II)       119,948
 Asset impairment charge.......         --            --              3,921
                                  --------      --------           --------
                                   224,747           (81)           672,653
                                  --------      --------           --------
Operating income...............    100,249       (27,285)           226,620
                                  --------      --------           --------
Other income (loss)
 Earnings from unconsolidated
   affiliates..................      2,177            --             20,551
 Net (loss) gain on sale of
   assets......................         --            --                 --
 Other income (expense)........         --            --             (1,736)
                                  --------      --------           --------
                                     2,177            --             18,815
                                  --------      --------           --------
Income (loss) before interest,
 income taxes and other
 charges.......................    102,426       (27,285)           245,435
                                  --------      --------           --------
 Interest and debt expense.....         --            --            116,649
 Minority interest.............         --            --                100
 Income tax (benefit)
   expense.....................         23            --                 (1)
                                  --------      --------           --------
                                        23            --            116,748
                                  --------      --------           --------
Net income (loss) from
 continuing operations.........    102,403       (27,285)           128,687
Net income (loss) from
 discontinued operations.......         --            --                 --
                                  --------      --------           --------
Net income (loss)..............   $102,403      $(27,285)          $128,687
                                  ========      ========           ========
Income allocation
 Series B unitholders..........                                    $ 17,228
                                                                   ========
 General Partner
   Continuing operations.......                                    $ 40,850
   Discontinued operations.....                                          --
                                                                   --------
                                                                   $ 40,850
                                                                   ========
 Limited Partners
   Continuing operations.......                                    $ 70,609
   Discontinued operations.....                                          --
                                                                   --------
                                                                   $ 70,609
                                                                   ========
Basic and diluted net income
 per unit
 Continuing operations.........                                    $   1.40
 Discontinued operations.......                                          --
                                                                   --------
                                                                   $   1.40
                                                                   ========
 Weighted average basic and
   diluted units outstanding...                                      50,523
                                                                   ========

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS

  EPN HOLDING ASSET ACQUISITION AND PRINCE SALE

     A This column represents the unaudited historical combined balance sheet and statement of operations as of and for the three months ended March 31, 2002 and the audited statement of operations for the year ended December 31, 2001 for the EPN Holding asset acquisition, which includes EPGT Texas, L.P., El Paso Gas Storage Company, El Paso Hub Services Company, and the El Paso Field Services gathering and processing businesses.

     B To record borrowings of $95 million under our revolving credit facility for use in repaying our limited recourse term loan associated with our Prince TLP.

     C To record borrowings of $416 million under the EPN Holding limited recourse credit facility and $4 million under our revolving credit facility related to the EPN Holding asset acquisition.

     D To record the EPN Holding asset acquisition. Our purchase price was $735 million consisting of: 1) a cash payment of $420 million, 2) a sale of our Prince TLP and 9 percent overriding royalty interest with a fair value of $190 million, 3) the issuance of 159,000 common units for $6 million and 4) the assumption of $119 million of short-term indebtedness payable to El Paso Corporation. We acquired all of the historical property, plant and equipment (with the exception of approximately $30 million of communications equipment), the natural gas imbalance receivables and payables and the environmental liabilities on the combined balance sheet. We recorded an excess purchase price of $11 million related to the acquisition of these assets. In addition, we recognized a loss of $0.1 million on the Prince sale.

     E To record borrowings of $119 million under EPN Holding's limited recourse credit facility related to the repayment of our assumed short-term debt with El Paso Corporation described in footnote D above.

  EPN HOLDING CREDIT FACILITY TRANSACTIONS

     F To record the May 2002 issuance of $230 million of 8 1/2% Senior Subordinated Notes due 2011 and the use of the proceeds to repay $225 million of the EPN Holding limited recourse credit facility and $5 million of our revolving credit facility.

     G To record the issuance in April 2002 of 4,083,938 common units for $37.86 per unit, including 1,083,938 common units purchased by our general partner resulting in net cash proceeds of $149.3 million. In addition, our general partner contributed approximately $0.7 million in cash to us in order to maintain its one percent capital account balance. We used these net cash proceeds to repay $150 million of the EPN Holding limited recourse credit facility.

  SAN JUAN ASSET ACQUISITION FINANCING

     H To record our expected issuance of 11,903,984 common units for $34.23 per unit, the closing price on August 9, 2002, including 3,154,556 common units expected to be purchased by our general partner resulting in net cash proceeds of $391 million. In addition, our general partner is expected to contribute $3.9 million in cash to us in order to maintain its one percent capital account balance. We expect to use our general partner's contribution to pay down our revolving credit facility.

     I To record our expected issuance of long-term debt resulting in net cash proceeds of $391 million.

  SAN JUAN ASSET ACQUISITION

     J This column represents the unaudited historical combined balance sheet for the expected San Juan asset acquisition, which includes the El Paso Field Services San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and the Coastal Liquids Partners NGL Business.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     K To record our expected $782 million San Juan asset acquisition. Net cash proceeds from our expected issuances of common units and long-term debt will be used to fund our acquisition. We expect to acquire all the historical property, plant and equipment, the natural gas imbalance receivables and payables, the investments in transportation agreements and unconsolidated affiliate, and the environmental liabilities on the combined balance sheet. We expect to record an excess purchase price of $478 million related to the expected acquisition of these assets.

     L To eliminate the intercompany accounts and transactions as a result of our expected acquisition of the San Juan assets with the net difference of approximately $0.4 million recorded as an adjustment to partners' capital.

STATEMENT OF OPERATIONS ADJUSTMENTS

  DEEPWATER HOLDINGS TRANSACTION

     M This column represents the audited historical Deepwater Holdings, L.L.C. consolidated statement of operations.

     N To eliminate the results of operations of Stingray, UTOS and the West Cameron Dehydration facility, our associated equity earnings from these assets, and the effect of the non-recurring loss related to the sales of these assets. These assets were sold pursuant to a Federal Trade Commission order related to El Paso Corporation.

     O To record depreciation expense associated with the allocation of the excess purchase price assigned to Deepwater Holdings' property, plant and equipment relating to our acquisition of the additional interest in Deepwater Holdings. Such property, plant and equipment will be depreciated on a straight line basis over the remaining useful lives of the assets which approximate 30 years.

     P To eliminate our equity losses from our investment in Deepwater Holdings prior to our acquisition of the remaining 50 percent interest in Deepwater Holdings.

     Q To record the elimination of the historical interest expense related to Deepwater Holdings' credit facility which was repaid and terminated.

     R To record the increase in interest expense due to additional borrowings of $140 million under our revolving credit facility to fund the acquisition of El Paso Corporation's 50% interest in Deepwater Holdings and to repay Deepwater Holdings' credit facility. The amount was calculated based on the interest rate on our revolving credit facility at September 30, 2001, which was approximately 4.5%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

 CHACO PLANT TRANSACTION

     S To record the results of operations of the Chaco plant. In connection with the acquisition of this asset, we secured a fixed rate processing agreement from El Paso Field Services, an affiliate of our general partner, to process natural gas for the next twenty years. Our pro forma processing revenues are based on the contract price assuming historical daily volumes for the respective period. Also, we expect to incur annual operating expenses related to the Chaco plant of approximately $7 million per year. Our depreciation and amortization estimate is based on the total cost of the plant of $77 million assuming a remaining life of 30 years and the processing agreement of $121.5 million assuming a remaining 20 year life. These processing revenues, operating expenses, and amortization costs will be eliminated upon the expected acquisition of the San Juan assets.

     T To record the increase in interest expense due to additional borrowings under our revolving credit facility to fund the acquisition of the Chaco plant for $198.5 million. The amount was calculated based on the

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

interest rate on our revolving credit facility at September 30, 2001, which was approximately 4.5%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.3 million.

 TRANSPORTATION AND FRACTIONATION ASSET TRANSACTION

     U To record the results of operations of the NGL transportation and fractionation assets acquired in February 2001.

     V To record the increase in interest expense related to our additional borrowings under our revolving credit facility to fund the acquisition of the NGL transportation and fractionation assets for $133 million. This amount was calculated based on the interest rate on our revolving credit facility at March 31, 2001, which was approximately 7.68%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.2 million.

 OTHER GULF OF MEXICO ASSET DIVESTITURE TRANSACTIONS

     W To eliminate the results of operations of Nautilus, Manta Ray Offshore, Nemo, Green Canyon and Tarpon and the effect of the non-recurring items, related to the losses on the sales of these assets and the $25.5 million additional consideration received from El Paso Corporation. These assets were sold in January 2001 pursuant to a Federal Trade Commission order related to El Paso Corporation.

 EPN HOLDING ASSET ACQUISITION AND PRINCE SALE

     X To eliminate the results of operations of our Prince TLP and our approximate 9 percent overriding royalty interest in the Prince Field. These assets were sold as part of our consideration paid to El Paso Corporation for our EPN Holding asset acquisition.

     Y To record the reduction in depreciation expense related to the communications assets not included in our EPN Holding asset acquisition.

     Z To record additional depreciation expense resulting from increased basis of $10.8 million to property, plant and equipment relating to our EPN Holding asset acquisition. Such property, plant and equipment will be depreciated on a straight line basis over the remaining useful lives of the assets which approximates 40 years.

     AA To record the increase in interest expense related to our additional borrowings of $535 million under the EPN Holding limited recourse credit facility to fund the EPN Holding asset acquisition. This amount was calculated based on the interest rate on the EPN Holding limited recourse credit facility at March 31, 2002, which was approximately 4.43%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.7 million.

     BB To record the increase in interest expense related to our additional borrowings of $99 million under our revolving credit facility for use in repaying our limited recourse term loan of $95 million and our EPN Holding asset acquisition of $4 million. This amount was calculated based on the interest rate on our revolving credit facility at March 31, 2002, which was approximately 3.50%. A change in the rate of 0.125% would impact our annual results of operations by approximately $0.1 million.

  EPN HOLDING CREDIT FACILITY TRANSACTIONS

     CC To record the decrease in interest expense related to our use of proceeds from our May 2002 issuance of 8 1/2% Senior Subordinated Notes and our April 2002 common unit issuance to repay a portion of EPN Holding's limited recourse credit facility. We calculated this amount based on the interest rate on the EPN Holding's limited recourse credit facility at March 31, 2002, which was approximately 4.43%.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     DD To record the increase in interest expense related to our May 2002 issuance of $230 million of 8 1/2% Senior Subordinated Notes used to repay a portion of EPN Holding's limited recourse credit facility and a portion of our revolving credit facility.

  SAN JUAN ASSET ACQUISITION FINANCING

     EE To record the increase in interest expense related to our expected issuance of $391 million of long-term debt for the expected purchase of the San Juan assets. The interest was computed based on an effective interest rate of 8.2%, which was the effective rate on our May 2002 issuance of Senior Subordinated Notes.

     FF To record the decrease in interest expense related to repayment of our revolving credit facility from the contribution we expect to receive from our general partner of $3.9 million. We calculated this amount based on the interest rate on our revolving credit facility at March 31, 2002, which was approximately 3.50%.

  SAN JUAN ASSET ACQUISITION

     GG To record the unaudited combined statement of operations for the three months ended March 31, 2002 and the audited combined statement of operations for the year ended December 31, 2001 of our expected San Juan asset acquisition.

     HH To eliminate intercompany accounts and transactions as a result of our expected acquisition of the San Juan assets.

     II To record additional depreciation expense resulting from increased basis of $478 million to property, plant and equipment relating to our expected San Juan asset acquisition. Such property, plant and equipment will be depreciated on a straight-line basis over the remaining useful lives of the assets which approximates 30 years.

                         EL PASO ENERGY PARTNERS, L.P.
                                  EXHIBIT LIST

     Each exhibit identified below is filed as part of this report.

EXHIBIT NUMBER                                DESCRIPTION
--------------                                -----------
    99.1              Certification of Robert G. Phillips, Chief Executive
                      Officer, pursuant to 18 U.S.C. Section 1350, as adopted
                      pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
    99.2              Certification of Keith B. Forman, Chief Financial Officer,
                      pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                      Section 906 of the Sarbanes-Oxley Act of 2002